Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  July 22, 2002



                                  INSYNQ, INC.
                          (Exact name of registrant as
                            specified in its charter)

Delaware                       0-22814                   74-2964608
(State or other             (Commission                 (IRS Employer
jurisdiction of             File Number)                Identification
incorporation)                                            Number)


                            1127 Broadway Plaza, #10
                            Tacoma, Washington 98402
              (Address of principal executive offices and zip code)


                                 (253) 284-2000
                         (Registrant's telephone number,
                              including area code)



ITEM 4.  Changes in Registrant's Certifying Accountant

     On July 22, 2002, Insynq, Inc. (the "Registrant") dismissed Grant Thornton LLP ("GT") as its principal independent accountant. GT's report on the Registrant's financial statements for the year ended May 31, 2001 did not contain a disclaimer of opinion, nor was the report modified as to audit scope or accounting principles. GT's report on the Registrant's financial statements as of and for the year ended May 31, 2001 contained a modification expressing substantial doubt about the Registrant's ability to continue as a going concern.

     The Registrant's decision to change accountants was approved by its board of directors.

     During the Registrant's most recent fiscal year and the subsequent interim periods preceeding such dismissal, there were no disagreements between the Registrant and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, disagreements if not resolved to GT's satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     During the periods indicated above, the Registrant did not have any reportable events as defined in Item 304 (a)(1)(iv)(B) of Regulation S-B.

     On July 22, 2002 Registrant engaged Weinberg and Co. P.A. as its principal independent accountant to audit its financial statements for the fiscal year ended May 31, 2002.

Item 7.   Financial Statements, Proforma Financial Information and Exhibits

Exhibits

Description of Exhibits
-----------------------

16.  Letter dated July 25, 2002 from GT to Securities and Exchange Commission








                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INSYNQ, INC.

Dated: July 25, 2002                 By: /s/ JOHN P. GORST
                                        -----------------
                                    John P. Gorst, Chief Executive Officer